First Amendment to Consulting Agreement
This First Amendment (“First Amendment”), effective 1 May, 2026, amends that Consulting Agreement effective as of January 31, 2026 (the “Agreement”), entered into by and between Daktronics, Inc. (“Company”) and Carla Gatzke (“Consultant”), as follows:
1.Definitions. Any capitalized term not otherwise defined in this First Amendment shall have the meaning given to it in the Agreement.
2.Extension of Term. The Parties agree to extend the term of the Agreement through August 28, 2026 (the “Extended Term”) unless earlier terminated in accordance with the terms of the Agreement.
3.Services. During the Extended Term, the Consultant’s Services shall be limited to project-specific advisory services provided at the request of the Company, working in coordination with the Company’s Vice President of Human Resources.
4.Fees and Expenses. During the Extended Term, the monthly fee is reduced to $7,500, with expenses reimbursed and payments otherwise governed by Section 3 of the Agreement.
5.Remaining Terms. Except as expressly amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this First Amendment effective as of the date first written above.

Daktronics, Inc. (Company)	Consultant
Carla Gatzke

By:_________________________	_________________________
Its:_________________________